Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 11, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of StemCells, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the previously filed Registration Statements of StemCells, Inc. on Forms S-3 (File Nos. 333-151891, effective June 24, 2008 and amended on July 18, 2008, 333-117360, effective July 14, 2004, 333-105664, effective May 29, 2003, 333-75806, effective December 21, 2001 and 333-66692, effective August 3, 2001) and Forms S-8 (File Nos. 333-10773, effective August 23, 1996, 333-29335, effective June 16, 1997, 333-37313, effective October 7, 1997, 333-66700, effective August 3, 2001, 333-118263, effective August 16, 2004, 333-144747, effective July 20, 2007, and 33-49524, effective July 10, 1992) and Registration Statements of CytoTherapeutics, Inc. on Forms S-3 (File Nos. 33-91228, effective April 14, 1995, and 33-68900, effective September 15, 1993).

/s/ GRANT THORNTON LLP

San Francisco, California
March 11, 2009